UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2024
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The AZEK Company Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street, Suite 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 275-2935
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, The AZEK Company Inc. (the “Company”) announced that Mr. Peter Clifford is resigning from his positions as Senior Vice President, Chief Operations Officer and Chief Financial Officer of the Company, effective January 24, 2025, to pursue another opportunity with a private company outside of the building products industry. Mr. Clifford notified the Company of his intention to resign on December 30, 2024. Mr. Clifford’s resignation was not the result of any disagreement with the Company.

The Company further announced, as part of its planned succession, the appointment of Mr. Ryan Lada to succeed Mr. Clifford as Senior Vice President, Chief Financial Officer and Treasurer of the Company and the appointment of Mr. Matthew Wiora as Chief Accounting Officer of the Company, in each case effective simultaneously with Mr. Clifford’s resignation. In their new roles, Mr. Lada will report directly to Mr. Jesse Singh, the Company’s Chief Executive Officer and President, and Mr. Wiora will report to Mr. Lada. In his capacity as Chief Accounting Officer, Mr. Wiora will succeed Mr. Clifford as the Company’s principal accounting officer.

Mr. Lada, age 37, joined the Company as Vice President of Corporate Finance in July 2022 and currently serves as the Company's Chief Financial Officer - Residential Segment, overseeing financial planning and analysis, accounting, commercial and operational finance capabilities, as well as corporate investor relations initiatives. Mr. Lada brings more than fifteen years of global finance experience across multiple industries. Prior to joining the Company, Mr. Lada was most recently Vice President of Finance for Tank Holding Corp. from September 2021 to June 2022, and, prior thereto, held various financial roles of increasing responsibility at Cantel Medical Corporation, including Vice President, Investor Relations & Treasury, Chief Financial Officer of the Global Medical Division, and Chief Financial Officer, Europe, Middle East & Africa, from August 2015 until Cantel was acquired by STERIS plc in June 2021. Mr. Lada has also held a range of financial leadership positions with General Electric Company, IDEX Corporation & Medtronic Inc. over his career.

Mr. Wiora, age 38, joined the Company in June 2022 and has served in a variety of roles at the Company, including most recently as Vice President, Corporate Controller since April 2024. Prior to joining the Company, Mr. Wiora served as a Divisional Chief Financial Officer with Honeywell International Inc. from January 2022 to June 2022 and held various accounting and finance positions of increasing responsibility, including Global Division Controller with Illinois Tool Works Inc. from 2009 to January 2022. Mr. Wiora is a licensed certified public accountant and has more than fifteen years of experience in accounting and finance with publicly traded companies.

As of the date of this Current Report on Form 8-K, neither Mr. Lada or Mr. Wiora has any family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K, and none of Mr. Lada or Mr. Wiora or any of their immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release regarding the matters discussed herein. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Press release dated January 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: January 6, 2025	By:	/s/ Morgan Walbridge
Morgan Walbridge
Senior Vice President, Chief Legal Officer and Secretary